                                                                      EXHIBIT 4a

                           MERRILL LYNCH & CO., INC.

                                      TO

                           THE CHASE MANHATTAN BANK,
                                   as Trustee


                     ------------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 1, 1998

                      -----------------------------------


                           Supplemental to Indenture
                          Dated as of October 1, 1993

                               TABLE OF CONTENTS
                               -----------------

                              TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
                                   Article I
                                  DEFINITIONS

Section 1.01. Definitions...................................................  2

                                  Article II
AMENDMENT OF CERTAIN PROVISIONS OF THE PRINCIPAL INDENTURE

Section 2.01. Amendments Relating to the Delivery of Other Securities.......  2

                                  Article III
                                 MISCELLANEOUS

Section 3.01. Effect of Supplemental Indenture..............................  9
Section 3.02. Conflict with Trust Indenture Act.............................  9
Section 3.03. Successors and Assigns........................................  9
Section 3.04. Separability Clause...........................................  9
Section 3.05. Benefits of Supplemental Indenture............................  9
Section 3.06. Governing Law.................................................  9
Section 3.07. Execution in Counterparts.....................................  9
Section 3.08. Responsibility for Recitals...................................  9

     First Supplemental Indenture, dated as of June 1, 1998 (the "Supplemental Indenture"), by and between Merrill Lynch & Co., Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office at World Financial Center, New York, New York 10281 (the "Company"), and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), a corporation duly organized and existing under the laws of the State of New York and having its Corporate Trust Office at 450 West 33rd Street, New York, New York 10001, as trustee (the "Trustee").

     WHEREAS, the Company has heretofore executed and delivered its Indenture, dated as of October 1, 1993(as amended and supplemented to the date hereof, the "Principal Indenture"), to the Trustee to provide for the issuance from time to time of its unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness (the "Securities"), unlimited as to principal amount or aggregate issue price, as the case may be, and

     WHEREAS, the Principal Indenture and this Supplemental Indenture are hereinafter collectively referred to as the "Indenture"; and

     WHEREAS, the Company proposes to allow for terms of the Securities which will require the Company to pay and discharge the Securities on their maturity date by delivering to the Holders thereof other securities (whether or not issued by, or the obligations of, the Company) or a combination of cash, other securities and/or other property, as provided herein; and

     WHEREAS, Section 901 of the Principal Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Principal Indenture, in form satisfactory to the Trustee, (a) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof and (b) to cure any ambiguity, to correct or supplement any provision in the Principal Indenture which may be defective or inconsistent with any other provision of the Principal Indenture, or to make any other provisions with respect to matters or questions arising under the Principal Indenture which shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; and

     WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;

     NOW, THEREFORE, the Company and the Trustee, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE I

                                  DEFINITIONS

        Section 1.01.   Definitions.  For all purposes of the Principal
                        -----------
Indenture and this Supplemental Indenture relating to the series of Securities that allow for the delivery of other securities (whether or not issued by, or the obligations of, the Company), or a combination of cash, other securities and/or other property, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article One have the meanings assigned to them in this Article One. Capitalized terms used in the Principal Indenture and this Supplemental Indenture but not defined herein are used as they are defined in the Principal Indenture.

          "Maturity Consideration" means the securities (whether or not issued by, or the obligation of, the Company), the amount of cash (including principal and premium, if any), or a combination of cash, securities and/or other property, in either case deliverable upon payment and discharge of the Securities on the Maturity Date as provided by or established in, from time to time, a Board Resolution, and set forth in an Officer's Certificate or established in one or more supplemental indentures.

          "Supplemental Indenture" has the meaning specified in the first paragraph of this instrument.


                                  ARTICLE II
                        AMENDMENT OF CERTAIN PROVISIONS

                           OF THE PRINCIPAL INDENTURE

        Section 2.01.   Amendments Relating to the Delivery of Other
                        --------------------------------------------
Securities.  The Principal Indenture is hereby amended as follows:
----------

        (a) By amending Section 301 of the Principal Indenture (i) adding as a new clause (16) the following: "(16) the obligation, if any, of the Company to pay and discharge the Securities of such series at maturity by delivering to the Holders thereof other securities (whether or not issued by, or the obligation of, the Company), or a combination of cash, other securities and/or other property, and the terms and conditions upon which such payment and discharge shall be effected (including, without limitation, the initial payment price or rate and any other provision in addition to or in lieu of those set forth in this Indenture relative to such obligation;"; and (ii) renumbering current clauses (16) and (17) of Section 301 to clauses (17) and (18), respectively.

        (b) By deleting the first paragraph of Section 308 of the Principal Indenture in its entirety and inserting in its stead the following:

          "SECTION 308. Persons Deemed Owners. Prior to due presentment of a Securities Certificate for registration of transfer of Securities evidenced thereby, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Securities Certificate is registered as the owner of the Securities evidenced thereby for the purpose of receiving delivery or payment of the Maturity Consideration in respect of, and (subject to Sections 305 and 307) interest on, and Additional Amounts with respect to such Securities and for all other purposes whatsoever, whether or not such Securities be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary."

     (c) By amending Section 501 of the Principal Indenture by (i) adding as a new clause (5) the following:

          "(5) default in the delivery or payment of the Maturity Consideration on the Maturity Date; or"; and (ii) renumbering current clauses (5), (6) and (7) of Section 501 to clauses (6), (7) and (8), respectively.

     (d) By deleting Section 502 of the Principal Indenture in its entirety and inserting in its stead the following:

          "SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount or aggregate issue price, as the case may be, of the Outstanding Securities of that series may declare the principal of all the Securities of that series, an amount equal to the principal amount or aggregate issue price, as the case may be, of all the Securities to be due and payable immediately, or such amount or aggregate issue price, as the case may be, as may be provided for in the Securities of that series, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such amount shall become immediately due and payable in cash as though the date of acceleration were the Maturity Date.

          At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount or aggregate issue price, as the case may be, of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration or Event of Default and its consequences if

          (1) the Company has deposited with or paid the Trustee

              (A) the Maturity Consideration relating to any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in the Securities,

              (B) all overdue installments of interest on and any Additional Amounts payable in respect of all Securities of that series,

              (C) the principal of (and premium, if any), on any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

              (D) to the extent that payment of such interest is lawful, interest upon overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and

              (E) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

          and

          (2) all Events of Default with respect to the Securities, other than the non-delivery or non-payment of the Maturity Consideration, due solely by reason of such declaration of acceleration, have been cured or waived as provided in Section 513.

          No such rescission shall affect any subsequent default or impair any right consequent thereon."

     (e) By deleting the first paragraph of Section 503 of the Principal Indenture in its entirety and inserting in its stead the following:

          "The Company covenants that, if default is made in the payment of any installment of interest on or any Additional Amounts payable in respect of any Securities (other than interest due on the Maturity Date) when such interest or such Additional Amounts shall have become due and payable and such default continues for a period of 30 days, the Company will, upon demand of the Trustee pay to it, for the benefit of the Holders of such Securities, an amount equal to the principal amount or aggregate issue price, as the case may be, of all the Securities, the whole amount of interest and any Additional Amounts then due and payable on such Securities and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue interest or any Additional Amounts, at the rate borne by the Securities and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          "The Company further covenants that, if the Maturity Consideration or any interest due on the Maturity Date is not delivered or paid in respect of any Securities on the Maturity Date, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the Maturity Consideration then due and payable on such Securities, the whole amount of interest then due and payable on such Securities and, to the extent that payment of such interest shall be legally enforceable, interest on any Maturity Consideration that is overdue and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel."

          "If the Company fails to deliver or to pay the Maturity Consideration forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the Maturity Consideration and any such additional amount so due and undelivered or unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the consideration adjudged or decreed to be deliverable or payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated."

     (f) By deleting Section 506 of the Principal Indenture in its entirety and inserting in its stead the following:

          "SECTION 506.  Application of Money Collected.  Any money collected by
                         ------------------------------
     the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of the Maturity Consideration interest or any Additional Amounts, upon presentation of the relevant Securities Certificate and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section
          607;

          SECOND: To the payment of any amounts then due and unpaid on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto."

     (g) By deleting Section 507 (2) and (5) of the Principal Indenture in their entirety and inserting in their stead the following:

          "(2) The Holders of not less than 25% in principal amount or aggregate issue price, as the case may be, of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;"

          "(5) No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount or aggregate issue price, as the case may be, of the Outstanding Securities of that series;"

     (h) By deleting Section 508 of the Principal Indenture in its entirety and inserting in its stead the following:

          "SECTION 508. Unconditional Right of Holders to Receive the Maturity Consideration and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Securities shall have the right, which is absolute and unconditional, to receive (subject to Section 502) delivery or payment of the Maturity Consideration and in respect of (subject to Sections 305 and 307) interest on and any Additional Amounts payable in respect of such Securities and to institute suit for the enforcement of any such delivery or payment, and such right shall not be impaired without the consent of such Holder."

     (i) By deleting the first clause of the first sentence of Section 513 of the Principal Indenture in its entirety and inserting in its stead the following:

                (1) in the delivery or payment of the Maturity Consideration or interest on or Additional Amounts payable in respect of any Securities, or

     (j) By deleting Section 801 of the Principal Indenture in its entirety and inserting in its stead the following:

          "SECTION 801. Consolidations and Mergers of the Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (i) either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such successor corporation shall expressly assume the due and punctual delivery or payment of the Maturity Consideration in respect of, interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition."

     (k) By deleting the first sentence of Section 902 of the Principal Indenture in its entirety and inserting in its stead the following:

          "With the consent of the Holders of not less than 66 2/3% of the principal amount or aggregate issue price, as the case may be, of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Securities affected thereby,

                (1) change the Maturity Date or the Stated Maturity of any installment of interest on any Securities, or reduce the amount of Maturity Consideration deliverable or payable on the Maturity Date or reduce the amount of interest thereon payable in respect of any Securities or reduce the amount of cash payable or Maturity Consideration deliverable or payable with respect to any Securities upon acceleration of Maturity thereof pursuant to section 502, or change the provisions with respect to redemption, or change any Place of Payment where the Securities are payable, or change the securities that may be delivered in payment at Maturity, or change any Place of Payment where, or the coin or currency in which, any amount of cash payable with respect to any Securities is payable, or impair the right to institute suit for the enforcement of the (i) delivery or payment on or with respect to any Securities or (ii) the delivery or payment of the Maturity Consideration with respect to any Securities on or after the Maturity Date, or

                (2) reduce the percentage in principal amount or aggregate issue price, as the case may be, of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1404 for quorum or voting, or

                (3) modify any of the provisions of this Section, or Section 513, or Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Securities affected thereby.

     (l) By deleting the first sentence of Section 1001 of the Principal Indenture in its entirety and inserting in its stead the following:

          "The Company covenants and agrees for the benefit of the Holders of the Securities that it will duly and punctually deliver or pay the Maturity Consideration and interest on and any Additional Amounts payable in respect of the Securities in accordance with the terms of the Securities and this Indenture."

     (m) By deleting Section 1003 of the Principal Indenture in its entirety and inserting in its stead the following:

          "SECTION 1003. Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the Maturity Consideration or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto consideration in an amount sufficient to deliver or pay the Maturity Consideration or a sum sufficient to pay the interest so becoming due until such consideration shall be delivered or paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the Maturity Consideration on any Securities, deposit with a Paying Agent consideration in an amount sufficient to deliver or pay the Maturity Consideration or a sum sufficient to pay the interest so becoming due, such consideration to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

          The Company may at any time, for any purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any consideration deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the interest on or delivery upon discharge of any Securities and remaining unclaimed for two years after such consideration has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Securities shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust consideration, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment or to be mailed to Holders of the Securities, or both, notice that such consideration remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such consideration then remaining will be repaid to the Company."

                                  ARTICLE III

                                 MISCELLANEOUS

        Section 3.01.   Effect of Supplemental Indenture.  The Principal
                        --------------------------------
Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Principal Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

        Section 3.02.   Conflict with Trust Indenture Act.  If any provision
                        ---------------------------------
hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required or deemed included provision shall control.

        Section 3.03.   Successors and Assigns.  All covenants and agreements
                        ----------------------
in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

        Section 3.04.   Separability Clause.  In case any provision in this
                        -------------------
Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

        Section 3.05.   Benefits of Supplemental Indenture.  Nothing in this
                        ----------------------------------
Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

        Section 3.06.   Governing Law.  THIS SUPPLEMENTAL INDENTURE AND EACH
                        -------------
SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        Section 3.07.   Execution in Counterparts.  This Supplemental Indenture
                        -------------------------
may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

        Section 3.08.   Responsibility for Recitals.  The recitals contained
                        ---------------------------
herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Principal Indenture or this Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              MERRILL LYNCH & CO., INC.

                              By:    /s/ Theresa Lang
                                     ------------------
                              Name:  Theresa Lang
                              Title: Senior Vice President and
                                     Treasurer

                              THE CHASE MANHATTAN BANK,
                              as Trustee

                              By:    /s/ Andrew Deck
                                     -----------------
                              Name:  Andrew Deck
                              Title: Vice President